Exhibit 99.3

To the Board of Directors of

Mittal Steel Company N.V.

Rotterdam

The Netherlands

Capella aan den IJssel, 26 June 2007

Ref.nr. 99149/FGA/1522.07

Concerning: CONSENT OF AGN DAAMEN & VAN SLUIS

We hereby consent to the use of our auditors’ declaration (accountantsverklaring) and our auditors’ report (accountantsverslag) to the Board of Directors of Mittal Steel Company N.V. (“Mittal Steel”) included as an appendix to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form F-4 of ArceorMittal relating to the merger of Mittal Steel into ArcelorMittal. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

AGN Daamen & van Sluis Accountants

/s/ F.G. Abma RA

F.G. Abma RA